                                  EXHIBIT 3.1

                           ARTICLES OF INCORPORATION

                                      OF

                            MERIDIAN BANCORP, INC.

     FIRST.  The name of the Corporation is Meridian Bancorp, Inc.

     SECOND. The location and post office address of its initial registered office in this Commonwealth is 35 North Sixth Street, Reading, Pennsylvania 19601.

     THIRD. The Corporation is incorporated under the provisions of the Business Corporation Law, the Act approved May 5, 1933, P.L. 364, as amended. The purpose of the Corporation is and it shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under such Act.

     FOURTH.  The term of the Corporation's existence is perpetual.

     FIFTH. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 225,000,000 shares, divided into two classes consisting of 25,000,000 shares of preferred stock of the par value of $25.00 each ("Preferred Stock") and 200,000,000 shares of common stock of the par value of $5.00 each ("Common Stock").

     SIXTH. The Preferred Stock may be issued from time to time as a class without series, or if so determined by the Board of Directors of the Corporation, either in whole or in part in one or more series. There is hereby expressly granted to and vested in the Board of Directors of the Corporation authority to fix and determine (except as fixed and determined herein), by resolution, the voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, including specifically, but not limited to, the dividend rights, conversion rights, redemption rights and liquidation preferences, if any, of any wholly unissued series of Preferred Stock (or the entire class of Preferred Stock if none of such shares have been issued), the number of shares constituting any such series and the terms and conditions of the issue thereof. Prior to the issuance of any shares of Preferred Stock, a statement setting forth a copy of each such resolution or resolutions and the number of shares of Preferred Stock of each such class or series shall be executed and filed in accordance with the Pennsylvania Business Corporation Law. Unless otherwise provided in any such resolution or resolutions, the number of shares of capital stock

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of any such class or series so set forth in such resolution or resolutions may thereafter be increased or decreased (but not below the number of shares then outstanding), by a statement likewise executed and filed setting forth a statement that a specified increase or decrease therein had been authorized and directed by a resolution or resolutions likewise adopted by the Board of Directors of the Corporation. In case the number of such shares shall be decreased, the number of shares so specified in the statement shall resume the status they had prior to the adoption of the first resolution or resolutions.

     SEVENTH. Each holder of record of Common Stock shall have the right to one vote for each share of Common Stock standing in his name on the books of the Corporation. A stockholder shall not be entitled to cumulate his votes for the election of directors.

     EIGHTH. The management, control and government of the Corporation shall be vested in a Board of Directors consisting of not less than twelve (12) nor more than twenty-four (24) members in number, as fixed by the Board of Directors of the Corporation. The directors of the Corporation shall be divided into three classes: Class I, Class II and Class III. Each Class shall be as nearly equal in number as possible. If the number of Class I, Class II or Class III directors is fixed for any term of office, it shall not be increased during that term, except by a majority vote of the Board of Directors. Except for the initial Board of Directors as provided for in ARTICLE NINTH, the term of office of each Class shall be three (3) years; provided, however, that the term of office of the initial Class I directors shall expire at the annual election of directors by the shareholders of the Corporation in 1984; the term of office of the initial Class II directors shall expire at the annual election of directors by the shareholders of the Corporation in 1985; and the term of office of the initial Class III directors shall expire at the annual election of directors by the shareholders of the Corporation in 1986, so that, after the expiration of each such initial term, the terms of office of one class of directors shall expire each year when their respective successors have been duly elected by the shareholders and qualified. At each annual election of directors by the shareholders of the Corporation held during and after 1984, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed. A director need not be a shareholder of the Corporation. If any initial director, as provided for in ARTICLE NINTH, vacates his board position prior to the first annual election of directors for the Class in which such director sits, the Board of Directors of the Corporation shall designate the person to fill such vacancy as the Board of Directors of American Bank and Trust Co. of Pa. (if such vacating initial director was designated by American Bank and Trust Co. of Pa.) or of Central Penn National Bank (if such vacating initial director was designated by Central Penn National
Bank) shall nominate. If a vacancy occurs on the Board of Directors of the Corporation

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after the first annual election of directors for the Class in which such director sits, a majority of the remaining directors shall have the exclusive power to fill the vacancy by electing a director to hold office for the unexpired term in respect of which the vacancy occurred. No director of the Corporation shall be removed from office, as a director, by the vote of shareholders, unless the votes of shareholders cast in favor of the resolution for the removal of such director constitute at least a majority of the votes which all shareholders would be entitled to cast at any annual election of directors.

     NINTH. The names, addresses and Class designations of the Initial Board of Directors of the Corporation, who shall sit until the first annual election of directors for the Class in which such directors sits, are:

CLASS I

Name                                    Address
----                                    -------
John H. Austin, Jr.                     330 Bair Road
                                        Berwyn, Pennsylvania 19312

Sidney D. Kline, Jr.                    21 Merrymount Road
                                        Wyomissing Hills, Pennsylvania 19609

Richard M. Palmer                       1242 Monroe Avenue
                                        Wyomissing, Pennsylvania 19610

Paul R. Roedel                          416 Wheatland Avenue
                                        Shillington, Pennsylvania 19607

Judith M. von Seldneck                  8124 St. Martins Lane
                                        Philadelphia, Pennsylvania 19118



CLASS II

Name                                    Address
----                                    -------
J. Ripley Fehr                          R. D. #4
                                        Reading, Pennsylvania 19606

William W. Hagerty                      464 Margo Lane
                                        Berwyn, Pennsylvania 19312

Joseph H. Jones                         2100 Mahantongo Street
                                        Pottsville, Pennsylvania 17901

Raymond Pearlstine                      Ninth Avenue and Main Street
                                        Collegeville, Pennsylvania 19426

Robert B. Seidel                        114 Ridgewood Road
                                        Radnor, Pennsylvania 19087

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CLASS III


Name                                    Address
----                                    -------
Seymour G. Mandell                      114 Delancey Street
                                        Philadelphia, Pennsylvania 19106

Samuel A. McCullough                    Old Lauer's Lane
                                        Wyomissing, Pennsylvania 19610

Janice B. Miller                        1501 Rose Virginia Road
                                        Wyomissing, Pennsylvania 19610

Harold F. Still, Jr.                    1632 Graham Road
                                        Meadowbrook, Pennsylvania 19046

James R. Stoudt                         1437 Old Mill Road
                                        Wyomissing, Pennsylvania 19610

     TENTH. No holder of any class of capital stock of the Corporation shall have preemptive rights, and the Corporation shall have the right to issue and to sell to any person or persons any shares of its capital stock or any option, warrant or to acquire capital stock, right or any securities having conversion or option rights without first offering such shares, rights or securities to any holders of any class of capital stock of the Corporation.

     ELEVENTH. Except as set forth below, the affirmative vote of shareholders entitled to cast at least 80% of the votes which all shareholders of the Corporation are entitled to cast, and if any class of shares is entitled to vote as a separate class, the affirmative vote of shareholders entitled to cast at least a majority of the votes entitled to be cast by the outstanding shares of such class (or such greater amount as required by the provisions of these Articles of Incorporation establishing such class) shall be required to approve any of the following:

          (a) any merger or consolidation of the Corporation with or into any other corporation;

          (b) any share exchange in which a corporation, person or entity acquires the issued or outstanding shares of capital stock of the Corporation pursuant to a vote of shareholders;

          (c) any sale, lease, exchange or other transfer of all, or substantially all, of the assets of the Corporation to any other corporation, person or entity; or

          (d) any transaction similar to, or having similar effect as, any of the foregoing transactions,

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if, in any such case, as of the record date for the determination of shareholders entitled to notice thereof and to vote thereon, such other corporation, person or entity is the beneficial owner, directly or indirectly, of shares of capital stock of the Corporation issued, outstanding and entitled to cast five percent (5%) or more of the votes which all shareholders of the Corporation are then entitled to cast.

     If any of the transactions identified above in this ARTICLE ELEVENTH is with a corporation, person or entity that is not the beneficial owner, directly or indirectly, of shares of capital stock of the Corporation issued, outstanding and entitled to cast five percent (5%) or more of the votes which all shareholders of the Corporation are then entitled to cast, then the affirmative vote of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast shall be required to approve any such transactions. An affirmative vote as provided in the foregoing provisions shall be in lieu of the vote of the shareholders otherwise required by law.

     The Board of Directors of the Corporation shall have the power and duty to determine, for purposes of this ARTICLE ELEVENTH, on the basis of information known to the Board, if and when such other corporation, person or entity is the beneficial owner, directly or indirectly, of shares of capital stock of the Corporation issued, outstanding and entitled to cast five percent (5%) or more of the votes which all shareholders of the Corporation are then entitled to cast, and/or if any transaction is similar to, or has a similar effect as, any of the transactions identified above in this ARTICLE ELEVENTH. Any such determination shall be conclusive and binding for all purposes of this ARTICLE ELEVENTH. The Corporation may voluntarily completely liquidate and/or dissolve only if the proposed liquidation and/or dissolution is approved by the affirmative vote of shareholders entitled to cast at least 80% of the votes which all shareholders are entitled to cast. The provisions of this ARTICLE ELEVENTH shall not apply to any transaction which is approved in advance by 66-2/3% of the members of the Board of Directors of the Corporation, at a meeting duly called and held.

     TWELFTH. No action required to be taken or which may be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, and the power of the shareholders of the Corporation to consent in writing to action without a meeting is specifically denied. The presence, in person or by proxy, of shareholders entitled to cast at least 66-2/3% of the votes which are shareholders are entitled to cast, shall constitute a quorum of shareholders at any annual or special meeting of shareholders of the Corporation.

     THIRTEENTH. The authority to make, amend, alter, change or repeal the Bylaws of the Corporation is hereby expressly and solely granted to and vested in the Board of Directors of the Corporation, subject always to the power of the shareholders to

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make, amend, alter, change or repeal the Bylaws of the Corporation by the affirmative vote of holders of 66-2/3% of the shares of the Corporation's capital stock issued, outstanding and entitled to vote.

     FOURTEENTH. The Board of Directors of the Corporation, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of the Corporation, (b) merge or consolidate the Corporation with another corporation, (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, or (d) engage in any transaction similar to, or having similar effects as, any of the foregoing transactions, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including without limitation the social and economic effects of the proposed transaction on the depositors, employees, suppliers, customers and other constituents of the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located, the business reputation of the other party, and the Board of Directors' evaluation of the then value of the Corporation in a freely negotiated sale and of the future prospects of the Corporation as an independent entity.

     FIFTEENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in its Articles of Incorporation in the manner now or hereafter prescribed by statute and all rights conferred upon shareholders and directors herein are hereby granted subject to this reservation; provided, however, that the provisions set forth in ARTICLES SEVENTH, EIGHTH, TWELFTH, THIRTEENTH and FOURTEENTH of these Articles of Incorporation may not be repealed, altered or amended, in any respect whatsoever, unless such repeal, alteration or amendment is approved by either
(a) the affirmative vote of shareholders of the Corporation entitled to cast at least 66-2/3% of all votes which shareholders of the Corporation are then entitled to cast, or (b) the affirmative vote of 66-2/3% of the members of the Board of Directors of the Corporation and the affirmative vote of shareholders of the Corporation entitled to cast at least a majority of all votes which shareholders of the Corporation are then entitled to cast; and further provided, that the provisions set forth in this ARTICLE FIFTEENTH and in ARTICLES ELEVENTH and SIXTEENTH of these Articles of Incorporation may not be repealed, altered or amended, in any respect whatsoever, unless such repeal, alteration or amendment is approved by either (a) the affirmative vote of shareholders of the Corporation entitled to cast at least 80% of all votes which shareholders of the Corporation are then entitled to cast, or (b) the affirmative vote of 66-2/3% of the members of the Board of Directors of the Corporation and the affirmative vote of shareholders of the Corporation entitled to cast at least a majority of all votes which shareholders of the Corporation are then entitled to cast.

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     SIXTEENTH.  If any corporation, person, entity, or group becomes the beneficial owner, directly or indirectly, of shares of capital stock of the Corporation having the right to cast in the aggregate 25% or more of all votes entitled to be cast by all issued and outstanding shares of capital stock of the Corporation entitled to vote, such corporation, person, entity or group shall within 30 days thereafter offer to purchase all shares of capital stock of the Corporation issued, outstanding and entitled to vote. Such offer to purchase shall be at a price per share equal to the highest price paid for shares of the respective class or series of capital stock of the Corporation purchased by such corporation, person, entity or group within the preceding twelve months. If such corporation, person, entity or group did not purchase any shares of a particular class or series of capital stock of the Corporation within the preceding twelve months, such offer to purchase shall be at a price per share equal to the fair market value of such class or series of capital stock on the date on which such corporation, person, entity or group becomes the beneficial owner, directly or indirectly, of shares of capital stock of the Corporation having the right to cast in the aggregate 25% or more of all votes entitled to be cast by all issued and outstanding capital stock of the Corporation. Such offer shall provide that the purchase price for such shares shall be payable in cash. The provisions of this ARTICLE SIXTEENTH shall not apply if 80% or more of the members of the Board of Directors of the Corporation approve in advance the acquisition of beneficial ownership by such corporation, person, entity or group of shares of capital stock of the Corporation having the right to cast in the aggregate 25% or more of all votes entitled to be cast by all issued and outstanding shares of capital stock of the Corporation. The provisions of this ARTICLE SIXTEENTH shall be in addition to and not in lieu of any rights granted under Section 910 of the Pennsylvania Business Corporation Law and any amendment or restatement of such section ("Section 910"); provided, however, that if the provisions of this ARTICLE SIXTEENTH and Section 910 are both applicable in any given instance, the price per share to be paid for shares of capital stock of the Corporation issued, outstanding and entitled to vote shall be the higher of the price per share determined in accordance with this ARTICLE SIXTEENTH or the price per share determined in accordance with the provisions of Section 910.



Dated:  April 26, 1994

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